UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13 2020 (May 12, 2020)

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern,
Pennsylvania
19355
(Address of Principal
Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of shareholders of CubeSmart (the “Company”) was held on May 12, 2020. At the meeting, the Company’s shareholders voted on: (1) the election of eight trustees, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020, and (3) an advisory vote regarding the compensation of the Company’s named executive officers. The voting results on these proposals were as follows:

Proposal 1: Election of eight trustees.

	Votes For	Withheld	Broker Non-Votes
Piero Bussani	169,871,199	7,049,903	6,922,393
Dorothy Dowling	169,871,763	7,049,339	6,922,393
John W. Fain	171,409,863	5,511,239	6,922,393
Marianne M. Keler	171,897,699	5,023,403	6,922,393
Christopher P. Marr	173,678,149	3,242,953	6,922,393
Deborah Ratner Salzberg	169,218,717	7,702,385	6,922,393
John F. Remondi	173,450,038	3,471,064	6,922,393
Jeffrey F. Rogatz	169,288,545	7,632,557	6,922,393

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Votes For	Votes Against	Abstentions
175,213,166	5,335,797	3,294,532

Proposal 3: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
161,812,490	11,914,498	3,194,114	6,922,393

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: May 13, 2020	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

Date: May 13, 2020	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary